EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Mad Catz Interactive, Inc.:
We consent to incorporation by reference in the registration statement No. 333-103798 on Form S-8 of Mad Catz Interactive, Inc. of our report dated June 30, 2008, relating to the consolidated balance sheets of Mad Catz Interactive, Inc. and subsidiaries as of March 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2008, and the related financial statement Schedule II, which report appears in the March 31, 2008 Annual Report on Form 10-K of Mad Catz Interactive, Inc.
Our report refers to Mad Catz Interactive, Inc.’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Securities and Exchange Commission’s Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements on Current Year Financial Statements, effective April 1, 2006.
San Diego, California
June 30, 2008